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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 222,107 shares of common stock under the Millennium Predictive Medicine, Inc. 1997 Equity Incentive Plan of our report dated January 27, 2000 with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP



Boston, Massachusetts
May 31, 2000